Exhibit 99.1

Shake Shack Provides Fourth Quarter 2022 Business Update
Preliminary Unaudited Results for the Fourth Quarter and Fiscal Year Ended December 28, 2022:(1)
▪Total revenue of $238.5 million in 4Q22 and $900.5 million in FY22.
•Shack sales of $229.9 million in 4Q22 and $869.3 million in FY22.
•Licensing revenue of $8.6 million in 4Q22 and $31.2 million in FY22.
▪System-wide sales of $364.1 million in 4Q22 and $1.4 billion in FY22.
▪Same-Shack sales up 5.1% versus 2021 in 4Q22 and 7.8% versus 2021 in FY22.
▪Shack-level operating profit margin(2) expected to be approximately 19% of Shack sales in 4Q22 and approximately 17% of Shack sales in FY22.
▪Opened 36 new domestic Company-operated Shacks in FY22, 22 of which opened in 4Q22. Opened 33 new licensed Shacks in FY22, 13 of which opened in 4Q22.
NEW YORK, NY (Business Wire) — January 10, 2023 — Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) announced preliminary unaudited results for the fiscal fourth quarter and the fiscal year ended December 28, 2022 ahead of presenting at the 25th Annual ICR Conference today in Orlando, Florida.

Presenting from the Company will be Randy Garutti, Chief Executive Officer, and Katherine Fogertey, Chief Financial Officer. The presentation will be held on Tuesday, January 10, 2023 at 9:00 a.m Eastern Time. The presentation will be webcast live from the Company's Investor Relations website at investor.shakeshack.com on the Events & Presentations page.

For more information, please also see the presentation materials, which will be available on the Company's Investor Relations website on the Events & Presentations page.

(1)Estimated results are preliminary and unaudited and subject to change based upon completion of the audit and Form 10-K for the fiscal year ended December 28, 2022.
(2)Shack-level operating profit margin is a non-GAAP measure. See below for a full definition of this measure.

Exhibit 99.1
Definitions
The following definitions apply to these terms as used in this release:
"Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks.
“System-wide sales” is an operating measure and consists of sales from the Company's domestic Company-operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.
"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted.
"Shack-level operating profit," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.
"Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

Forward-Looking Statements
This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, expected financial results and operating performance for fiscal 2022, including expected Shack construction and openings, expected same-Shack sales growth and trends in the Company’s operations, the expansion of the Company’s delivery services, the Company’s kiosk, digital, drive-thru and multiple format investments and strategies, and statements relating to the effects of COVID-19 and the macro-economic environment. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the impact of the COVID-19 pandemic, our ability to develop and open new Shacks on a timely basis, the management of our digital capabilities and expansion into delivery, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2021 as filed with the Securities and Exchange Commission ("SEC").  All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. In addition, the preliminary financial results set forth in this presentation are preliminary and unaudited, and these estimates are based on information currently available to the Company. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 28, 2022. The Company assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended December 28, 2022.

About Shake Shack
Shake Shack serves elevated versions of American classics using only the best ingredients. It’s known for its delicious made-to-order Angus beef burgers, crispy chicken, hand-spun milkshakes, house-made lemonades, beer, wine, and more. With its high-

Exhibit 99.1
quality food at a great value, warm hospitality, and a commitment to crafting uplifting experiences, Shake Shack quickly became a cult-brand with widespread appeal. Shake Shack’s purpose is to Stand For Something Good®, from its premium ingredients and employee development, to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to over 430 locations system-wide, including over 285 in 32 U.S. States and the District of Columbia, and over 145 international locations across London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.

Skip the line with the Shack App, a mobile ordering app that lets you save time by ordering ahead! Guests can select their location, pick their food, choose a pickup time and their meal will be cooked-to-order and timed to arrival. Available on iOS and Android.
Media:
Kristyn Clark, Shake Shack
(646) 747-8776
kclark@shakeshack.com
Investor Relations:
Melissa Calandruccio, ICR
Michelle Michalski, ICR
(844) SHACK-04 (844-742-2504)
investor@shakeshack.com